Exhibit 23.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in Registration Statement No. 333-121377 of Open Text Corporation on Form S-8 of our report dated April 18, 2007 relating to the financial statements of Hummingbird Ltd. appearing in this Form 8-K/A of Open Text Corporation filed on May 2, 2007.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

May 2, 2007